UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 2, 2009

Tree.com, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-34063	26-2414818
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11115 Rushmore Drive, Charlotte, NC		28277
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (704) 541-5351

 Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2009, Tree.com, Inc. (the “Company”) entered into an Amended Employment and Release Agreement with Bret Violette, the Company’s President of Real Estate. Pursuant to the terms of this amendment, the Company will continue to pay Mr. Violette’s base salary and guaranteed bonus payments through July 15, 2009.  Except as provided herein, the material terms of Mr. Violette’s original employment agreement remain unchanged. Mr. Violette will step down as an executive officer of the Company effective February 27, 2009.  A copy of the amendment is filed as Exhibit 10.1.

Item 9.01.              Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
10.1	Amended Employment and Release Agreement entered into as of the 2nd day of February, 2009, by and between Bret Violette and the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 4, 2009

TREE.COM, INC.

By:	/S/ MATTHEW PACKEY
Matthew Packey
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Amended Employment and Release Agreement entered into as of the 2nd day of February, 2009, by and between Bret Violette and the Company.